Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF "MASTERWORKS 032, LLC", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2022, AT 3:05 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3770569 8100
SR# 20224391476

Authentication: 205208409
Date: 12-29-22

CERTIFICATION OF CANCELLATION

OF

MASTERWORKS 032, LLC

December 28, 2022

The undersigned, an authorized representative of Masterworks 032, LLC, a Delaware limited liability company (the "**Company**"), hereby effects the cancellation of the Certificate of Formation of the Company (the "**Certificate**") pursuant to Limited Liability Company Act of the State of Delaware Section 18-801 and certifies as follows:

1. The name of the Company is Masterworks 032, LLC.

2. The date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware was September 29, 2020.

3. The effective time of the cancellation of the Certificate shall be immediately upon the filing of this Certificate of Cancellation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first written above.

Josh Goldstein

Joshua B. Goldstein, Authorized Person
General Counsel, Secretary and Member of the Board of Managers

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:05 PM 12/28/2022
FILED 03:05 PM 12/28/2022
SR 20224391476 - File Number 3770569